Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of ConocoPhillips (the company) on Form 10-Q for the period ended June 30, 2005, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.
Date: August 3, 2005

/s/ J. J. Mulva

J. J. Mulva
Chairman, President and Chief Executive Officer

/s/ John A. Carrig

John A. Carrig
Executive Vice President, Finance, and
Chief Financial Officer